UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54687	27-1627696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of Gateway Tech Center (which is described in Item 2.01) is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 9, 2012, KBS Real Estate Investment Trust III, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Owner”), acquired from SLHNet Investments, L.C. an office buildings containing 198,565 rentable square feet located on approximately 9.0 acres of land in Salt Lake City, Utah (“Gateway Tech Center”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”).
The purchase price of Gateway Tech Center was approximately $30.3 million plus closing costs. The Company funded the acquisition of Gateway Tech Center with proceeds from the U.S. Bank Portfolio Loan (which is described in Item 2.03) and proceeds from the Company’s ongoing initial public offering.
Gateway Tech Center was built in 1909 and completely renovated and converted to office use in 1996, and as of May 1, 2012, was 92% leased to 16 tenants. The aggregate annualized base rent for the tenants of Gateway Tech Center, which represents annualized contractual base rental income as of May 1, 2012, adjusted to straight-line any contractual rent increases or decreases from each lease’s inception through the balance of the term, is approximately $4.0 million and the weighted-average remaining lease term for the tenants is approximately 4.9 years. The current weighted-average rental rate over the lease term, which is calculated as the annualized base rent divided by the leased rentable square feet, is $22.06 per square foot.
Gateway Tech Center has two tenants that individually occupy more than 10% of the total rentable square feet of the property. One tenant is a non-profit corporation that exists to assure a reliable bulk electric system in the western United States, two Canadian provinces and the northern portion of Baja California, Mexico. The tenant occupies 44,582 rentable square feet or approximately 22% of the total property rentable square feet. Its lease expires on April 30, 2020, with three five-year extension options. The tenant also has two one-time options to terminate its lease with respect to its entire leased premises, which options become effective on May 31, 2015 and May 31, 2017, respectively, with each option subject to a termination fee. As of May 1, 2012, the annualized base rent for this tenant was approximately $0.9 million, the remaining lease term was approximately 8.0 years and the average rental rate over the remaining lease term was $24.12 per square foot. The other tenant is in the grocery retailing industry with a retail network of grocery stores and pharmacies nationwide, ranging from hard discount to traditional and premium grocery formats. The tenant occupies 25,278 rentable square feet or approximately 13% of the total property rentable square feet. Its lease expires on February 28, 2015, with two three-year extension options. Although the tenant will be under the rental abatement period of its lease through May 31, 2012, as of May 1, 2012, the annualized base rent excluding the tenant concession was approximately $0.5 million, the remaining lease term was approximately 2.8 years and the average rental rate over the remaining lease term excluding the tenant concession was $18.80 per square foot.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF‑BALANCE SHEET ARRANGEMENT OF REGISTRANT
On April 30, 2012, in connection with the Company’s acquisition of the McEwen Building, the Company, through indirect wholly owned subsidiaries (collectively, the “Borrowers”), entered into a two-year portfolio loan with U.S. Bank National Association (the “Lender”), an unaffiliated lender, for an amount up to $100.0 million (the “U.S. Bank Portfolio Loan”), of which $40 million is term debt and $60 million is revolving debt. At the closing of the McEwen Building, the Company drew $80.7 million, of which $42.5 million was used to repay in full the principal balance outstanding under a one‑year bridge loan secured by Domain Gateway and Las Cimas IV. As of April 30, 2012, $19.3 million of revolving debt was available for disbursement under the U.S. Bank Portfolio Loan, subject to certain conditions contained in the loan agreement. On May 9, 2012, in connection with the acquisition of Gateway Tech Center, the Owner became a Borrower under the U.S. Bank Portfolio Loan by adding Gateway Tech Center as additional collateral for the loan. The Company drew an additional $19.3 million on the U.S. Bank Portfolio Loan bringing the total funded amount to $100.0 million as of May 9, 2012. During the term of the U.S. Bank Portfolio Loan, the Company has an option to increase the loan amount by up to an additional $100.0 million, 60% of which additional amount would be revolving debt and 40% would be term debt, with the addition of one or more additional properties to secure the U.S. Bank Portfolio Loan, subject to certain conditions. The U.S. Bank Portfolio Loan matures on May 1, 2014, with two one-year extension options, subject to certain conditions contained in the loan agreement. From April 30, 2012 through June 30, 2012, the U.S. Bank Portfolio Loan bears interest at a floating rate of 300 basis points over one-month LIBOR. For each subsequent calendar quarter, the interest rate on the U.S. Bank Portfolio Loan will be determined by the borrowing base leverage ratio as defined in the loan agreement and will range from 2.0% to 3.0% over one-month LIBOR. Monthly payments are interest only with the entire unpaid principal balance and all outstanding interest and fees due at maturity.  The Company will have the right to prepay all or a portion of the U.S. Bank Portfolio Loan, subject to certain fees and conditions contained in the loan agreement.

The U.S. Bank Portfolio Loan is secured by Domain Gateway, Las Cimas IV, the McEwen Building and Gateway Tech Center. The Company and KBS REIT Properties III, LLC, the Company’s wholly owned subsidiary (together, the “Guarantors”), are providing a guaranty of up to 50% of the amount outstanding under the U.S. Bank Portfolio Loan. Additionally, the Guarantors are providing a guaranty of any deficiency, loss or damage suffered by the Lender that may result from certain intentional acts committed by the Borrowers, or that may result from certain bankruptcy or insolvency proceedings involving the Borrower, pursuant to the terms of the repayment guaranty.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before July 25, 2012, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: May 10, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer